AGREEMENT TO EXCHANGE COMMON STOCK
                                     BETWEEN

                            USA SERVICE SYSTEMS, INC.
                                       AND
                            EAST COAST BEVERAGE CORP.

                                         INDEX Page
ARTICLE I - EXCHANGE OF SECURITIES ...................................... 4
ARTICLE II - REPRESENTATIONS AND WARRANTIES .........................     4
    2.0l - Organization ................................................  4
    2.02 - Capital .....................................................  4
    2.03 - Directors and Officers' Compensation; Banks .................  4
    2.04 - Financial Statements ........................................  4
    2.05 - Absence of Changes .........................................   5
    2.06 - Absence of Undisclosed Liabilities .........................   5
    2.07 - Tax Returns .................................................. 5
    2.08 - Investigation of Financial Condition.......................... 5
    2.09 - Trade Names and Rights ......................................  5
    2.l0 - Contracts and Leases ........................................  5
    2.ll - Insurance Policies ............................................5
    2.l2 - Compliance with Laws .......................................   5
    2.l3 - Litigation ................................................    6
    2.l4 - Ability to Carry Out Obligations ...........................   6
    2.l5 - Full Disclosure .............................................  6
    2.l6 - Assets .....................................................   6
    2A - Organization ................................................... 6
    2B - Directors and Officers' Compensation; Banks .................... 6
    2C - Capital ......................................................   6
    2D - Financial Statements ..........................................  7
    2E - Absence of Changes ............................................  7
    2F - Absence of Undisclosed Liabilities ...........................   7
    2G - Tax Returns .................................................... 7
    2H - Investigation of Financial Condition of USA ...................  7
    2I - Trade Names and Rights ......................................... 7
    2J - Contracts and Leases ............................................8
    2K - Insurance Policies ............................................. 8
    2L - Compliance with Laws ..........................................  8
    2M - Litigation ..................................................... 8
    2N - Ability to Carry Out Obligations ............................... 8
    2O - Full Disclosure .................................................9
    2P - Assets ..........................................................9
ARTICLE III - SHAREHOLDER REPRESENTATIONS .............................   9
ARTICLE IV - OBLIGATIONS BEFORE CLOSING ................................  9
    4.0l - Investigative Rights ......................................... 9
    4.02 - Surrender of Shares..........................................  9
    4.03 - Conduct of Business ..........................................10
ARTICLE V - CONDITIONS PRECEDENT TO PERFORMANCE BY USA.................. 10
    5.0l - Conditions ............................................... .  10
    5.02 - Accuracy of Representations ................................. 10
    5.03 - Performance...................................................10
    5.04 - Absence of Litigation ........................................10

ARTICLE VI - CONDITIONS PRECEDENT TO PERFORMANCE ................         11
             BY ECBC. ................................................... 11
    6.0l - Conditions ................................................... 11
    6.02 - Accuracy of Representations .................................  11
    6.03 - Performance ................................................   11
    6.04 - Absence of Litigation .....................................    11
    6.05 - Other .......................................................  11
ARTICLE VII - CLOSING ................................................... 11
    7.0l - Closing .......................................................11
    7.02 - Exchange of Shares ..........................................  12
    7.03 - No Fractional Shares ..........................................12
    7.04 - Appointment of Directors ......................................12
ARTICLE VIII - REMEDIES ..................................................12
    8.0l - Arbitration ...................................................12
    8.02 - Costs .........................................................12
    8.03 - Termination .................................................  12
ARTICLE IX - MISCELLANEOUS ...............................................13
    9.0l - Captions and Headings .........................................13
    9.02 - No Oral Change ................................................13
    9.03 - Non-Waiver ....................................................13
    9.04 - Time of Essence .............................................. 13
    9.05 - Entire Agreement ..............................................13
    9.06 - State Law .....................................................13
    9.07 - Counterparts ..................................................13
    9.08 - Notices .......................................................13
    9.09 - Binding Effect ................................................14
    9.l0 - Effect of Closing .............................................14
    9.ll - Mutual Cooperation ............................................14
    9.12 - Expenses...................................................... 15

    Exhibit A - Officers and Directors (ECBC) ............................
    Exhibit B - Financial Statements (ECBC) ...............................
    Exhibit C - Not Used....................................................
    Exhibit D - Not Used....................................................
    Exhibit E - Not Used ...................................................
    Exhibit F - Not Used....................................................
    Exhibit G - Officers, Directors, Bank Accounts, Safe Deposit
                Boxes, Powers of Attorney (USA) ............................
    Exhibit H - Financial Statements - Changes in Financial
                Condition (USA) .........................................
    Exhibit I - Trademarks,  Trade Names and  Copyrights  (USA)  ...........
    Exhibit J - Material Contracts  (USA) ..................................
    Exhibit K - Insurance  Policies (USA)  ...................................
    Ehibit  L -  Litigation (USA) ...........................................

                       AGREEMENT TO EXCHANGE COMMON STOCK

      This AGREEMENT, made this day of August, 1999, by and between USA Service Systems Inc.("USA"), EAST COAST BEVERAGE CORP. ("ECBC") and the shareholders of ECBC (as to Article I and Article III only) is made for the purpose of setting forth the terms and conditions upon which USA will acquire all of the issued and outstanding common stock of ECBC in exchange for shares of USA's common stock.

In  consideration  of  the  mutual  promises,   covenants,  and  representations
contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I
                             EXCHANGE OF SECURITIES

      Subject to the terms and conditions of this Agreement, USA agrees to issue, and the shareholders of ECBC agree to accept 41,300,760 shares of the common stock of USA in consideration for all of the issued and outstanding common stock of ECBC. Immediately prior to the closing of this transaction, the total issued capital of USA will not exceed 3,053,298 shares of Common Stock

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      ECBC represents and warrants to USA that:

      2.0l Organization. ECBC is a corporation duly organized, validly existing, and in good standing under the laws of Florida, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

      2.02 Capital. The authorized capital stock of ECBC consists of 25,000,000 shares of common stock, $0.001, of which 5,040,000 shares will be issued and outstanding at closing. ECBC is authorized to issue 5,000,000 shares of preferred stock. All outstanding shares of preferred stock will be converted into shares of common stock prior to closing. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ECBC to issue or to transfer from treasury any additional shares of its capital stock of any class.

      2.03 Directors and Officers' Compensation; Banks. Exhibit A to this Agreement contains the names, and titles of all directors and officers of ECBC.

      2.04 Financial Statements. Exhibit B to this Agreement sets forth balance sheets of ECBC as of December 31, 1998 and June 30, 1999, and the related statements of income for the periods then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by ECBC throughout the periods indicated, and fairly present the financial position of ECBC as of the dates of the balance sheets included in the financial statements, and the results of its operations for the periods indicated.

      2.05 Absence of Changes. Since June 30,1999, there has not been any change in the financial condition or operations of ECBC, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

      2.06 Absence of Undisclosed Liabilities. ECBC did not as of June 30, 1999 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit B.

      2.07 Tax Returns. Within the times and in the manner prescribed by law, ECBC has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns of ECBC have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in ECBC's balance sheet as of June 30 1999, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by ECBC.

      2.08 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, USA shall have the opportunity to meet with ECBC's accountants and attorneys to discuss the financial condition of ECBC. ECBC shall make available to USA the books and records of ECBC. The minutes of ECBC are a complete and accurate record of all meetings of the shareholders and directors of ECBC and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of ECBC's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons. The stock book of ECBC contains an accurate record of all transactions with respect to the capital stock of ECBC.

      2.09 Trade Names and Rights. No person other than ECBC owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of ECBC's business.

      2.l0 Contracts and Leases. ECBC is not in default under any agreements or lease to which it is a party.

      2.ll Insurance Policies. ECBC's business and property are adequately coverd by insurance policies that are in full force and effect.

      2.l2 Compliance with Laws. ECBC has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including but not limited to applicable federal and state securities laws. ECBC does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974.

      2.l3 Litigation. ECBC is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of ECBC threatened, against or affecting ECBC or its business, assets, or financial condition. ECBC is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. ECBC is not engaged in any legal action to recover moneys due to ECBC or damages sustained by ECBC.

      2.14 Ability to Carry Out Obligations. ECBC has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by ECBC and the performance by ECBC of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which ECBC is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of ECBC, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of ECBC.

      2.15 Full Disclosure. None of representations and warranties made by ECBC, or in any certificate or memorandum furnished or to be furnished by ECBC, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. ECBC has disclosed to USA all reasonably foreseeable contingencies which, if such contingencies transpired, would have a material adverse effect on ECBC's business.

      2.l6 Assets. ECBC has good and marketable title to all of its property.

      USA represents and warrants to ECBC that:

      2A. Organization. USA is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

      2B. Directors and Officers' Compensation; Banks. Exhibit G to this Agreement contains: (i) the names, addresses, and titles of all directors and officers of USA and all persons whose compensation from USA as of the date of this Agreement will equal or its expected to equal or exceed, at an annual rate, the sum of $5,000; (ii) the name and address of each bank with which USA has an account or safety deposit box, the identification number thereof, and the names of all persons who are authorized to draw thereon or have access thereto; and
(iii) the names of all persons who have a power of attorney from USA and a summary of the terms thereof.

      2C. Capital. The authorized capital stock of USA consists of 100,000,000 shares of common stock, $0.0001 par value, of which 3,053,298 shares will be issued and outstanding immediately prior to closing. USA has not issued any shares of preferred stock. All of the shares are validly issued, fully paid, and non-assessable. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating USA to issue or to transfer from treasury any additional shares of its capital stock of any class.

      2D. Financial Statements. Exhibit H to this Agreement sets forth balance sheets of USA as of May 31,1999, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by USA throughout the periods indicated, and fairly present the financial position of USA as of the dates of the balance sheets included in the financial statements, and the results of its operations for the periods indicated.

      2E. Absence of Changes. Since May 31,1999, there has not been any change in the financial condition or operations of USA, except (i) changes in the ordinary course of business, which changes have not in the aggregate been materially adverse, and (ii) changes disclosed on Exhibit H.

      2F. Absence of Undisclosed Liabilities. USA did not as of May 31,1999 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit H.

      2G. Tax Returns. Within the times and in the manner prescribed by law, USA has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns of USA have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in USA's balance sheet as of May 31,1999, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by USA.

      2H. Investigation of Financial Condition of USA. Without in any manner reducing or otherwise mitigating the representations contained herein, ECBC shall have the opportunity to meet with USA's accountants and attorneys to discuss the financial condition of USA. USA shall make available to ECBC the books and records of USA. The minutes of USA are a complete and accurate record of all meetings of the shareholders and directors of USA and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of USA's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons.

      2I. Trade Names and Rights. Exhibit I attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications which are owned by USA. No person, other than USA, will own any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of the business of USA, as such business is to be conducted after the closing of this transaction.

      2J. Contracts and Leases. Exhibit J attached hereto and made a part hereof contains a summary of provisions of all material contracts, leases, and other agreements of USA presently in existence or which have been agreed to by USA. USA is not in default under any of these agreements or leases.

      2K. Insurance Policies. Exhibit K to this Agreement is a description of all insurance policies held by USA concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit K.

      2L. Compliance with Laws. USA has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including but not limited to federal and state securities laws. USA does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974. USA has filed with the Securities and Exchange Commission ("SEC") and any applicable state securities agency, all required forms, reports, schedules, statements and other documents (collectively, the "SEC Documents"). The SEC Documents filed by USA, including without limitation any financial statements or schedules included therein, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (b) complied in all material respects with applicable federal and state securities laws, as the case may be, and the rules and regulations of the SEC and any applicable state securities agency. The financial statements of USA included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly presented (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the consolidated financial position of USA as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

      2M. Litigation. Other than as disclosed on Exhibit L, USA is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of USA threatened, against or affecting USA or its business, assets, or financial condition. USA is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. USA is not engaged in any legal action to recover moneys due to it or damages sustained by it other than as disclosed on Exhibit L.

      2N. Ability to Carry Out Obligations. Subject to the approval of this Agreement by the shareholders of USA, USA has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by USA and the performance by USA of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which USA is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of USA, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of USA.

      2O. Full Disclosure. None of representations and warranties made by USA, or in any certificate or memorandum furnished or to be furnished by USA, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. USA has disclosed to ECBC all reasonably foreseeable contingencies which, if such contingencies transpired, would have a material adverse effect on USA.

      2P.   Assets.  USA has good and marketable title to all of its property.

                                   ARTICLE III
                           SHAREHOLDER REPRESENTATIONS

      Each shareholder of ECBC represents to USA that he has the right, power, and authority to enter into, and perform his obligations under this Agreement. The execution and delivery of this Agreement by such shareholder and the delivery by such shareholder of his shares in ECBC pursuant to Article I will not cause, constitute, or conflict with or result in any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, or agreement to which he is a party, or by which he may be bound, nor will any consents or authorizations of any party be required. Each shareholder of ECBC represents and warrants to USA that the shares of ECBC that such shareholder will deliver at closing will be free of any liens or encumbrances.

Each shareholder of ECBC understands that the shares being acquired from USA represent restricted securities as that term is defined in Rule l44 of the Securities and Exchange Commission.

                                   ARTICLE IV
                           OBLIGATIONS BEFORE CLOSING

      4.0l Investigative Rights. From the date of this Agreement until the date of closing, each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours to all of each party's properties, books, contracts, commitments, records and correspondence and communications with regulatory agencies for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

4.02  Surrender  of  Shares.  Prior  to the  closing  of this  transaction,  the
following   shareholders  of  USA  shall  have   surrendered  for   cancellation
certificates representing the following shares of USA's common stock.

      Name                                Shares to be Cancelled

      George Pursglove                     1,261,030
      Chester Howard                       1,312,458
      Scott McCoy                            107,143
      Douglas MacLellan                       53,571

      4.03 Conduct of Business. Prior to the closing, and except as contemplated by this Agreement, each party shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as contemplated by this Agreement, neither party to this Agreement shall amend its Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

      Notwithstanding the above, ECBC, following the closing of this transaction, plans to raise additional capital through the sale of approximately 12,000,000 shares of USA's common stock. Follwing the sale of these shares, USA plans to request its shareholders to approve a 1 for 8.194595 reverse split of its outstanding common stock.

                                    ARTICLE V
                   CONDITIONS PRECEDENT TO PERFORMANCE BY USA

      5.01 Conditions. USA's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article V. USA may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by USA of any other condition of or any of USA's other rights or remedies, at law or in equity, if ECBC shall be in default of any of its representations, warranties, or covenants under this agreement.

      5.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by ECBC in this Agreement or in any written statement that shall be delivered to USA by ECBC under this Agreement shall be true on and as of the closing date as though made at those times.

      5.03 Performance. ECBC shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. ECBC shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

      5.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

                                   ARTICLE VI
                   CONDITIONS PRECEDENT TO PERFORMANCE BY ECBC

      6.01 Conditions. ECBC's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the conditions set forth in this
Article VI. ECBC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ECBC of any other condition of or any of ECBC's other rights or remedies, at law or in equity, if USA shall be in default of any of its representations, warranties, or covenants under this agreement.

      6.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by USA in this Agreement or in any written statement that shall be delivered to ECBC by USA under this Agreement shall be true on and as of the closing date as though made at those times.

      6.03 Performance. USA shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. USA shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby, including those required by Section 4.02.

      6.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

      6.05 Other. At the time of closing, the liabilities and accrued expenses of USA, and the future amounts payable pursuant to any agreement to which USA is a party (and which has not been assumed by a third party which has indemnified USA as to the assumed obligations of such agreement) will be fully satisfied by payments of not more than $200,000 to the creditors of USA.

                                   ARTICLE VI
                                    CLOSING

      7.0l Closing. The closing of this transaction shall be held at the offices of ECBC. Unless the closing of this transaction takes place before September 6, 1999, then either party may terminate this Agreement without liability to the other party, except as otherwise provided in Section 9.12. At the closing, the following documents, in form reasonably acceptable to counsel to the parties or as set forth herein, shall be delivered:

      By ECBC:

            A. An officer's certificate, dated the closing date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of ECBC are true and correct as of, or have been fully performed and complied with by, the closing date.

      By USA:

            A. An officer's certificate, dated the closing date, that all representations, warranties, covenants, and conditions set forth in this Agreement on behalf of USA are true and correct as of, or have been fully performed and complied with by, the closing date.

      7.02 Exchange of Shares. On the closing date, each share of common stock of ECBC then issued and outstanding, will be exchanged, on a pro-rata basis, for fully paid and nonassessable shares of USA in accordance with this Agreement.

      7.03 No Fractional Shares. No certificates for fractional share interests of common stock of USA will be issued, but, in lieu thereof, USA will issue one share of its common stock for each fractional share held in ECBC.

      7.04 Appointment of Directors. At the closing of this Agreement, USA will cause John Calebrese to be appointed to USA's Board of Directors. Following such appointment, all present officers and directors of USA will resign.

                                  ARTICLE VIII
                                    REMEDIES

      8.01 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Miami, Florida in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

      8.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      8.03 Termination. In addition to the other remedies, USA or ECBC may on or prior to the closing date terminate this Agreement, without liability to the other party:

         (i) If any bona fide action or proceeding shall be pending against USA or ECBC on the closing date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state government shall have objected at or before the closing date to this acquisition or to any other action required by or in connection with this Agreement;

      (ii) If the legality and sufficiency of all steps taken and to be taken by each party in carrying out this Agreement shall not have been approved by the respective party's counsel, which approval shall not be unreasonably withheld.

(iii)If a party breaches any representation, warranty, covenant or obligation of such party set forth herein and such breach is not corrected within ten days of receiving written notice from the other party of such breach.

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

      9.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

      9.03 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, convenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

      9.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

      9.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties.

     9.06 State Law. This Agreement and its application shall be governed by the laws of the State of Florida.

      9.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

      USA Service Systems Inc.

            George Pursglove
            USA Service Systems, Inc.
            10770 Wiles Road
            Coral Springs, Florida  33076
            (954) 752-4289

      With a copy to:




      East Coast Beverage Corp.

            East Coast Beverage
            1750 University Drive
            Suite 117
            Coral Springs, Florida 33071
            (954) 796-8060
            (954) 796-0802 (fax)

      With a copy to:

            William T. Hart, Esq.
            Hart & Trinen
            1624 Washington Street
            Denver, Colorado 80203
            (303) 839-0061
            (303) 839-5414 (fax)

      9.09 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

      9.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing of this Agreement.

      9.ll Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein. Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.

      9.12 Expenses. Each of the parties hereto agrees to pay all of its own expenses (including without limitation, attorneys' and accountants' fees) incurred in connection with this Agreement, the transactions contemplated herein and negotiations leading to the same and the preparations made for carrying the same into effect. Each of the parties expressly represents and warrants that no finder or broker has been involved in this transaction and each party agrees to indemnify and hold the other party harmless from any commission, fee or claim of any person, firm or corporation employed or retained by such party (or claiming to be employed or retained by such party) to bring about or represent such party in the transactions contemplated by this Agreement.

      AGREED TO AND ACCEPTED as of the date first above written.

                                    USA Service Systems Inc.


                                   By
                                     George Pursglove, President


                                    East Coast Beverage Corp.


                                   By
                                      John Calabrese, Chief Executive Officer

         AGREED TO AND ACCEPTED as to Articles I and III only:




                                  John Calabrese




                                  W.R. Smith




                                  Arnold Rosen




                                  Sachiko Miwa

                                  Steven R. Marks

                                  W.R. Smith Profit Trust


                                  By __________________________________


                                  Sanford I. Litchman Trust

                                  By __________________________________


                                  Bonnie Rosen I.R.A. Trust


                                  By __________________________________




                                  Edith G. Osmon


                                  Arnold L. Rosen I.R.A. Trust

                                  By __________________________________

                                 ----------------------------------
                                 Alex Garabedin


                                 ----------------------------------
                                 Edward Shanahan


                                 ----------------------------------
                                 John Daumeyer


                                 ----------------------------------
                                 William Perry Maxwell


                                 ----------------------------------
                                 Drew Carver

                                 Genco Overseas Ventures Limited

                                 By __________________________________
                                      Authorized Officer


                                 Aicon Investments, Limited

                                 By __________________________________
                                      Authorized Officer